EXHIBIT 24.2



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Heritage Commerce Corp on Form S-8 of our report dated February 20, 2004, appearing in the Annual Report on Form 10-K of Heritage Commerce Corp for the year ended December 31, 2003.



/s/ Deloitte & Touche LLP

San Jose, California
July 15, 2004